UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2009
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31279	33-0044608
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10210 Genetic Center Drive
San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 410-8000
(Registrant’s telephone number, including area code)

          Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-99.1
EX-99.2

Item 1.01. Entry into a Material Definitive Agreement.
          Eric Lai, Ph.D. agreed to serve as Senior Vice President, Research and Development of Gen-Probe Incorporated (the “Company”) pursuant to an employment offer letter from the Company dated January 16, 2009 and executed by Dr. Lai on January 30, 2009, a copy of which is filed as Exhibit 99.1 to this Current Report. Dr. Lai’s employment with the Company commenced on February 2, 2009. Dr. Lai will serve on an at-will basis at an annual base salary of $360,000. Dr. Lai will also receive a one-time sign-on bonus of $25,000, less applicable payroll taxes, subject to reimbursement to the Company in the event Dr. Lai resigns from the Company within 24 months from his date of hire. In addition, commencing in 2009, Dr. Lai will be eligible to receive an annual target bonus of 35% of his annual base salary pursuant to the Company’s employee bonus plan, prorated from his date of hire.
          The offer letter also provides that Dr. Lai will be granted options to purchase 25,000 shares of the Company’s common stock. In accordance with Company practice, the options will be granted on the first day of the month following Dr. Lai’s start date and approval of the grant by the Compensation Committee. The exercise price of the options will be equal to the fair market value of the Company’s common stock on the date of grant. The options will have a 7-year term, with 25% of the shares vesting after one year, and 1/48th of the shares vesting monthly thereafter until fully vested, so long as the Company employs Dr. Lai. The Company’s 2003 Equity Incentive Plan will govern the terms of Dr. Lai’s options.
          Dr. Lai will also receive the following relocation benefits: (i) payment of moving and travel expenses for Dr. Lai and his immediate family to San Diego, California from Chapel Hill, North Carolina; (ii) reimbursement of expenses associated with one house-hunting trip to San Diego, California for Dr. Lai and his spouse for up to five days; (iii) temporary housing expenses payable in a lump sum of $12,000 within one week from Dr. Lai’s date of hire; and (iv) reimbursement for closing costs on the purchase of a new home up to a maximum of the lesser of 2% of the cost of the home or $30,000. The Company has agreed to gross-up the tax liabilities associated with the relocation benefits Dr. Lai receives under clauses (ii) — (iv) above. The foregoing relocation benefits are subject to reimbursement to the Company in the event Dr. Lai resigns from the Company within 24 months from the date Dr. Lai receives his full relocation benefit. Dr. Lai will also be eligible to participate in the Company’s benefits programs, 401(k) plan, deferred compensation plan and employee stock purchase plan once he has satisfied any applicable eligibility criteria.
          On February 2, 2009, the Company also entered into its standard form of employment agreement for executive officers with Dr. Lai, the form of which has been filed with the SEC as Exhibit 10.107 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008. Pursuant to the employment agreement, if Dr. Lai is terminated for reasons other than “cause,” or if Dr. Lai terminates his employment for “good reason” (each as defined in the agreement), Dr. Lai will receive (a) severance in the form of continued compensation, at Dr. Lai’s salary rate paid at the time of the termination plus employer-funded costs of life insurance premiums, if any, for a period of 12 months, (b) COBRA benefits for himself and his eligible dependents until the earlier of one year following the termination date or the first date that Dr. Lai is covered under another employer’s health benefit program providing substantially the same or better benefits, and (c) outplacement services for six months.
          If Dr. Lai’s termination is due to a “change in control” (as defined in the agreement), Dr. Lai will receive severance in the form of a lump sum payment, payable on the later of five days after the change of control or 60 days after the date of his termination of employment, in an amount equal to (a) six months’ base salary if the termination occurs within six months prior to a change of control, in addition to the 12-month salary continuation benefit described in the preceding paragraph, or (b) 18 months’ base salary if the termination occurs within 18 months after a change of control, in lieu of the 12-month salary continuation benefit described in the preceding paragraph. In addition, if Dr. Lai’s termination is due to a change of control, Dr. Lai will be entitled to an amount equal to 1.5 times the greater of Dr. Lai’s targeted bonus level in the year of the termination or Dr. Lai’s highest discretionary bonus in the preceding three years. A termination is considered due to a change in control if the termination occurs within the period six months before or 18 months after a change in control.
     On February 2, 2009, the Company and Dr. Lai also entered into the Company’s standard form of indemnification agreement for executive officers and directors, the form of which has previously been filed with the SEC on August 14, 2002 as Exhibit 10.42 to the Company’s Amendment No. 2 to Registration Statement on Form 10. The Company and Dr. Lai also entered into the Company’s standard form of employee proprietary information and inventions agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) Eric Lai, Ph.D., 51, has agreed to serve as Senior Vice President, Research and Development of the Company, starting February 2, 2009. Dr. Lai joined the Company from GlaxoSmithKline, where he most recently served as Vice President, Pharmacogenetics Experimental Coordination and Analysis from 2006 to 2009 and Vice President, Discovery and Pipeline Genetics from 2003 to 2006. Prior to joining GlaxoSmithKline in 1995, Dr. Lai was an Assistant Professor in the Department of Pharmacology at the University of North Carolina, Chapel Hill. Dr. Lai received a B.S. in chemistry from the University of Waterloo in Ontario, Canada, M. Phil. and M.A. degrees from the department of pharmacology at Columbia University, and a Ph.D. in pharmacology and microbiology from the College of Physicians and Surgeons at Columbia University.
     The offer letter, employment agreement, indemnification agreement and employee proprietary information and inventions agreement between the Company and Dr. Lai are described in Item 1.01 of this Current Report. The Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.
     A copy of the press release issued by the Company announcing Dr. Lai’s appointment as the Company’s Senior Vice President, Research and Development is filed as Exhibit 99.2 to this Current Report.
Item 9.01. Financial Statements and Exhibits.
(d)	The following exhibits are filed with this Current Report:
99.1	Employment Offer Letter effective January 30, 2009 between the Company and Eric Lai, Ph.D.

99.2	Press Release dated February 3, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2009 GEN-PROBE INCORPORATED

By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Corporate Secretary

EXHIBITS

Exhibit Number	Description

99.1	Employment Offer Letter effective January 30, 2009 between the Company and Eric Lai, Ph.D.

99.2	Press Release dated February 3, 2009